UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

GLOBALSTAR, INC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)
300 Holiday Square Blvd. Covington, Louisiana 70433 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (985) 335-1500
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Forbearance Agreement Related to 5.75% Convertible Senior Notes due 2028

On April 22, 2013, Globalstar, Inc. (the "Company") entered into a second amendment (the “Amendment”) to the April 1, 2013 forbearance agreement with beneficial owners and investment managers for beneficial owners (whom we refer to collectively as the "Forbearing Note Holders") of the Company's outstanding 5.75% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the Amendment, the Forbearing Note Holders have agreed to extend the forbearance period through 11:59 P.M. (ET) on April 29, 2013.

In exchange for the extension, the Company has agreed to issue shares of its voting common stock to the Forbearing Note Holders who have executed the Amendment if an exchange transaction is not consummated within five days after the end of the forbearance period.

Each Forbearing Note Holder who signed the Amendment agreed that it will support and cooperate with the Company in good faith in consummating an exchange transaction prior to the expiration of the forbearance period.

Except as described above, all of the other terms of the forbearance agreement remain unchanged. See the Company’s Current Report on Form 8-K filed on April 1, 2013.

The Company can not give any assurance that an exchange transaction will be consummated by any particular date or at all.

Item 7.01. Regulation FD Disclosure.

On April 22, 2013, the Company issued a press release announcing that it had entered into the second amendment to the forbearance agreement described in this report. The press release is furnished as Exhibit 99.1 to this Report.

The information in Exhibit 99.1 and in this Item shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2013

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Name: James Monroe III
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 22, 2013.